RICHARD L. CHARNLEY (SBN 70430)
ROPERS, MAJESKI, KOHN & BENTLEY
515 South Flower Street, Suite 1100
Los Angeles, CA 90071
Telephone: (213) 312-2000
Facsimile: (213) 312-2001

Attorneys for Plaintiff
KINGS ROAD ENTERTAINMENT, INC.

CONFORMED COPY
OF ORIGINAL FILED
Los Angeles Superior Court

JUN 13 2007

John A. Clarke, Executive Officer/Clerk

By ________________, Deputy

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

KINGS ROAD ENTERTAINMENT, INC., Plaintiff, v. H. MARTIN DeFRANK a/k/a CHRISTIAN DeFRANK, an Individual, and SLOAN SQUARED, LTC., a Business Entity of Unknown Form, and DOES 1-50, Defendants.	BC372716 Case No. COMPLAINT 1. Breach of Fiduciary Duty 2. Constructive Fraud 3. Usurping Corporate Opportunity 4. Conversion/Civil Theft 5. Restitution 6. Interference With Business 7. Breach of Contract 8. Unfair Competition/False Representation of Association

COMPLAINT

Plaintiff KINGS ROAD ENTERTAINMENT, INC. ("Kings Road" or "the Company"), alleges the following against defendants H. MARTIN DeFRANK a/k/a CHRISTIAN DeFRANK ("DeFrank"), SLOANE SQUARED, LTC. ("Sloane") and DOES 1-50:

Introduction

1. For over four years, DeFrank was a director and officer of Kings Road, and during this time, he engaged in systematic abuse of his fiduciary duties to the Company. Among other things, DeFrank converted corporate opportunities to his own benefit, engaged in constructive fraud, breached contracts he made with Kings Road, unjustly enriched himself and permitted his solely-owned business to tortiously interfere with, and disrupt, the Company's third party contracts and prospective business advantages. Even today, DeFrank continues his pattern of abuse by playing off the Kings Road name by announcing publicly that somehow he and Sloane are "affiliated" with Kings Road, when nothing could be more untrue.

2. By way of this Complaint Kings Road seeks damages from DeFrank individually for Breach of Fiduciary Duty (First Cause of Action), Constructive Fraud (Second Cause of Action), Usurping Corporate Opportunity (Third Cause of Action); Conversion/Civil Theft (Fourth Cause of Action) and Restitution (Fifth Cause of Action). Against both DeFrank and Sloane, Kings Road seeks damages for Interference With Business (Sixth Cause of Action). Against all defendants, including DeFrank and Sloane, Kings Road seeks damages for Breach of Contract (Seventh Cause of Action) and damages/restitution and injunctive relief for Unlawful Business Practices (Eighth Cause of Action).

Parties and Venue

3. At all relevant times mentioned herein, Kings Road is, and was, a Delaware corporation authorized to do business in the state of California. Kings Road's principal business office is located at 468 N. Camden Drive, Beverly Hills, California 90210.

4. Kings Road is informed and thereon alleges that, at all relevant times mentioned herein, DeFrank is and was an individual residing in Beverly Hills, California. DeFrank is the owner and officer/manager of defendant Sloane. Sloane is a business entity of unknown form.

5. The true names and capacities, whether individual, corporate, associate, or otherwise, of defendant, Does 1 through 50 are unknown to Kings Road, who therefore sues said defendants by such fictitious names. Kings Road is informed and believes and thereon alleges that each of the defendants designated herein as a fictitiously named defendant is, in some manner, responsible for the events and happenings referred to herein. When Kings Road ascertains the true names and capacities of Does 1 through 50, it will amend this complaint accordingly.

6. Kings Road is informed and believes, and thereon alleges, that each defendant named herein was at all times pertinent hereto, and is, the agent, servant, employee, joint venturer, co-conspirator, and/or partner of each of the other co-defendants, and in doing the things alleged hereinafter, each co-defendant was acting within the scope of authority conferred upon that party by consent, approval, conspiracy, and/or ratification, whether said authority was actual or apparent.

7. Kings Road is informed and believes, and thereon alleges, that at all times herein mentioned, each of the defendants acted as an agent or co-conspirator for the other defendants, and, as such, were at all times mentioned herein, acting within the course and scope of such agency and/or conspiracy.

8. Kings Road is an entertainment company specializing in the development, production and exploitation of motion picture and other filmic product. Among other titles, Kings Road has produced *All of Me* and *The Big Easy.*

9. Kings Road's stock is publicly traded, and Kings Road is required to, and does, file systematic and regular reports with the Securities and Exchange Commission (SEC).

10. In March 2001, DeFrank was appointed a director of Kings Road, and, among other things, he also became the Company's president and chief operating officer. As a director and officer of the Company, DeFrank was subject to the fiduciary obligation of a trustee. Among other things, because of his relationship with the Company: DeFrank could not enter into a business in competition with Kings Road; DeFrank could not take advantage of a business opportunity that was in the Company's line of activity that the Company could have utilized; and, DeFrank could not betray the interests of the Company. In addition, DeFrank's business dealings with the Company, even if fully disclosed and approved, could not violate the duty of good faith and fair dealing, and any business dealings between DeFrank and the Company could not be harsh or unfair to the Company.

11. Pursuant to the Kings Road Restated Certificate of Incorporation, as an officer and director of Kings Road, DeFrank was, at all times, liable for a breach of his duty of loyalty to the Company or to its shareholders, for acts of intentional misconduct, and for entering into any transaction from which he derived an improper personal benefit.

12. Pursuant to the Kings Road Bylaws, DeFrank could not enter into a transaction with the Company without the approval of seventy-five percent (75%) of the Board of Directors.

13. Pursuant to the Kings Road Bylaws, DeFrank could not cause Kings Road to enter into a contract with another entity in which DeFrank had an interest unless all of the facts pertinent to such a contract were fully disclosed to Kings

Road.

14. Pursuant to the Kings Road Bylaws, DeFrank could not become a party to, or be interested in, any contract or transaction of the Company unless such interest was fully disclosed to the Board of Directors and ratified by a majority vote of the Board of Directors excluding DeFrank's vote.

DeFrank's Secret Sale of Kings Road Assets to Benefit Himself

15. On or about June 25, 2003, while acting as a director and officer of the Company, DeFrank caused the Company to enter into a purported agreement with Ira Posnansky and his company, Eclectic Filmworks (the "Posnansky Deal"). Under the terms of the Posnansky Deal, the Company granted Posnansky and Eclectic (collectively "Posnansky") representation rights for the exploitation all of the major assets of the Company (the "Film Rights"). In exchange, Posnansky was to receive payment from Kings Road equal to fifty percent (50%) of any money received by Kings Road for exploitation of the Film Rights.

16. DeFrank did not tell the Company about the Posnansky Deal.

17. Kings Road is informed and believes and based thereon alleges that at the time he caused the Company, in violation of his fiduciary duty to the Company and in violation of the Company's Bylaws and Articles to enter into the Posansky Deal, DeFrank and Sloane also entered into and formed a secret agreement with Posnansky where under DeFrank and Sloane received fifty percent (50%) of any "producing fees" that Posnansky received for "producing" projects based on the Film Rights (the "Side Deal").

18. Under the Posnansky Deal, the Company, not DeFrank or Sloane , was to act as a "co-producer" and was to share equally in all credits, fees, and profit participation generated by exploiting the Film Rights (the "Production Payments"). By entering into the Side Deal, DeFrank and Sloane secretly stripped potential

economic benefits from the Company, including the Production Payments and channeled them to themselves .

19. Kings Road was in the production business. By entering into the Side Deal, DeFrank betrayed the interests of the Company by usurping for himself and for Sloane an opportunity that was in the Company's line of activity and that the Company could have utilized to its own advantage. By entering into the Side Deal, Sloane also interfered with any prospective business advantage and rights the Company may arguably have enjoyed on account of the Posnansky Deal.

20. By entering into the Side Deal, DeFrank violated his duty of good faith and fair dealing owed to the Company; the Side Deal also reduced money and bargaining power that would otherwise come to the Company and was, therefore, harsh and unfair to the Company. Further, in allowing Sloane to participate in the Side Deal, DeFrank violated specific aspects of the Company's Articles and Bylaws.

21. DeFrank disclosed neither the Posnansky Deal nor the Side Deal to the Company. He disclosed neither the Posnansky Deal nor the Side Deal in the Company's SEC Filings. He did not disclose Sloane's involvement in the Side Deal.

22. On or about April 23, 2004, in furtherance of the Side Deal DeFrank and Sloane entered into another transaction with Katja Motion Picture Corp. (Katja) for the production of a picture based on the Film Rights to the feature film *All of Me* (the "Katja Deal"). On information and belief, the Katja Deal was negotiated for DeFrank and Sloane by the law firm of Kennoff & Matchinger ("K&M"). Kings Road was the original producer of *All of Me,* and the right to remake *All of Me* was a major asset of the Company. By entering into the Katja Deal, DeFrank diverted to himself money and business opportunities that by all rights belonged to Kings Road. Specifically, *via* the Katja Deal, DeFrank unjustly enriched himself by cutting a deal that would pay him between $300,000 and $425,000, defined

profit participations based upon the success of *All of Me,* and cash based upon sales of sound track albums. In other words, Kings Road's share of proceeds for the exploitation of its property was lessened as a result of amounts being paid to DeFrank under the Katja Deal.

23. DeFrank did not disclose the Katja Deal to the Company. He did not disclose that K&M negotiated the Katja Deal on his behalf. He did not disclose the Katja Deal in the Company's SEC filings.

24. On or about April 23, 2004, DeFrank also caused Kings Road to enter into an option agreement with Katja ("the Option"). Subject to some minor exceptions, pursuant to the Option, Kings Road gave Katja the right to purchase, in perpetuity, the Company's entire copyright, and all right, title and interest in and to future production(s) of *All of Me*. On information and belief, the Option was negotiated by K&M, who was acting as DeFrank's attorney and not the Company's attorney. On information and belief in retaining K&M, DeFrank did not ensure that Kings Road was represented by independent counsel in connection with the Option.

25. DeFrank did not disclose the terms of the Option to the Company. He did not disclose that K&M negotiated the Option for the Company. He did not disclose the Option in the Company's SEC filings.

26. By its purported terms, unless it was extended, the Posnansky Deal expired on or about December 2004.

27. On information and belief, without informing the Company, to ensure that he received his benefits *via* the Katja Deal, DeFrank agreed with Posnansky to extend the expiration of the Posnansky Deal and purportedly did so.

28. It was not until May 2005, after the purported expiration of the initial term of the Posnansky Deal, that the Company learned of the Posnansky Deal. However, at this time, DeFrank had still failed to disclose his involvement in the Side Deal or in the Katja Deal.

29. In or about May 2005, the Company learned for the first time that

Posnansky was claiming that the Posnansky Deal had been extended by DeFrank, that it remained in force and binding upon the Company and that Posnansky was entitled to receive fifty percent (50%) of all money received by Kings Road by exploitation of **any** of the Film Rights.

30. At this time, DeFrank continued to keep the Side Deal, and the Katja Deal, and the Option a secret. On information and belief, DeFrank also failed to inform the Company that various conditions precedent regarding the Option had not been satisfied and, based thereon, the Company had no obligation to honor the Option and was free to seek other, potentially more lucrative, arrangements for the sale of its Film Rights, including *All of Me.*

31. Faced with a threat of litigation due to DeFrank's self-dealing and having all of its Film Rights at risk, the Company resolved its differences with Posnansky and authorized the exploitation/remake of *All of Me* by Posnansky. However, in return, the Company was to receive fifty percent (50%) of the net funds received by Posnansky in connection with the remake. DeFrank was made fully aware of the authorization to remake *All of Me*, yet he remained silent about the Katja Deal, leading other Board members to believe that DeFrank was "negotiating" the Katja Deal when, in fact, the deal had been fully negotiated by K&M on behalf of DeFrank and Sloane.

DeFrank Authorizes Inappropriate Compensation For Himself

32. As of September 2, 2003, Kings Road's board consisted of three members, namely DeFrank, Blecker and Wolfgang Stangl ("Stangl"). On September 2, 2003, Stangl resigned his seat. Between September 3, 2003, and October 10, 2003, DeFrank and Blecker were the only members of the board.

33. On September 6, 2003, while they were the only members of the board, Blecker and DeFrank resolved to increase their salaries as officers of the

Company (the "Pay Increase"). As a result of these resolutions, DeFrank was purportedly entitled to receive monthly cash compensation of $4,500 and deferred monthly compensation of $3,000 payable to DeFrank when his employment with the Company was terminated. This constituted a 250% increase in compensation.

34. DeFrank's Pay Increase was purportedly legitimate because it was based on a report from RSM McGladrey that "suggested" an annual compensation range of $65,000 to $120,000. At the time RSM McGladrey issued its report, however, the Company's annual revenues were less than $400,000, and for companies with revenues of $3,000,000 or less, the RSM McGladrey report capped combined compensation for all officers at $60,000. On information and belief, Kings Road alleges that, at all times, DeFrank knew that the RSM McGladrey report placed the combined compensation for all officers for the Company at $60,000 and not, $180,000 which DeFrank had negotiated for himself and Blecker. DeFrank, however, ignored this portion of the RSM McGladrey report and caused a corporate resolution to state that the Company had "adopted the *recommendations* with respect to executive compensation" when no such "recommendations" were made. Further, in reports to the SEC, DeFrank intentionally caused the Company to reference the RSM McGladrey report to make it appear as if the Pay Increase was properly supported by a third party evaluation when it was not so supported.

35. DeFrank voted in his own favor for the Pay Increase and was not, therefore, an uninterested party. By authorizing the Pay Increase in the manner alleged above, DeFrank violated the duty of good faith and fair dealing he owed to the Company, entered into a purported transaction that was harsh and unfair to the Company and, more specifically, violated the duties set forth in paragraphs 10 through 14 above.

36. In similar fashion, without disclosing to the Company, DeFrank and other interested directors voted to pay themselves hidden and unauthorized compensation.

37. In addition, without advising the Company of the true nature of the RSM McGladrey report, on January 6, 2005, DeFrank engineered the conversion of portions of his purportedly "deferred compensation" into a purchase of Kings Road common stock. As a result, DeFrank was unjustly enriched.

38. It was not until at least December 2006 that uninterested directors of the Company discovered the manipulation of the RSM McGladrey report and the hidden bonuses paid to DeFrank. Following such discovery, the uninterested directors were able to evaluate for the first time the true nature of the Pay Increase and other financial transactions between the Company and DeFrank. On information and belief, in connection with the Pay Increase, DeFrank received $60,000 in unauthorized cash payments (representing the difference between $3,000 and $4,500 per month for forty months); shares in the Company worth $40,000; $29,000 in cash payments made to Sloane; and, $21,000 in a lump sum payment --- a total of $150,000.

39. At that time uninterested directors of the Company also discovered that DeFrank had stolen an additional $9,000 from the Company in the form of unauthorized "bonus payments."

DeFrank Breaches Agreement to Make Partial Rent Payments

40. In November 2003, DeFrank, among others, caused the Company to rent property to serve as the Company's registered office. As part of the rental agreement, DeFrank and Sloane agreed that they would reimburse the Company for use of the office by Sloane. Based on this promise, the Company rented an office facility and allowed Sloane from the facility. Demand for payment has been made, but neither DeFrank nor Sloane reimbursed Kings Road as promised.

First Cause of Action

[Breach of Fiduciary Duty vs. DeFrank and Does 1 through 20]

41 The allegations of paragraphs 1 through 40 are incorporated herein as if set forth in full.

42. As an officer and director of the Company, DeFrank owed a fiduciary duty to Kings Road and was required to place the interests of the Company above his own and was obligated to conduct himself as alleged in paragraphs 10 through 14 above.

43. On information and belief, DeFrank violated his fiduciary duty to the Company by, among other things:

A. Placing his own pecuniary interest above those of the Company,

B. Causing the Company to enter into the Posnansky Deal and then entering into the Side Deal;

C. Failing to disclose the Posnansky Deal, the Side Deal, the Katja Deal and the Option to the Company;

D. Ensuring that these deals were not reported on SEC filings;

E. Manipulating the Pay Increase to his own benefit;

F. Engaging in the payment of hidden and unauthorized compensation to himself; and,

G. Causing the Company to issue stock in exchange for "deferred compensation."

44. As a direct and proximate result of his breach of his fiduciary duty to the Company, the damage caused to the Company by DeFrank includes, but is not limited to:

A. Exposing the Company to potential litigation and threats of litigation by Posnansky;

B. Causing the Company to settle issues with Posnansky to its

detriment;

C. Causing the Company the loss of the Company's ability to obtain its proper portion of the sale of remake rights to *All of Me;*

D. Causing the Company to pay to DeFrank and Sloan in excess of $159,000 of inappropriate Pay Increase(s) and compensation; and,

E. On information and belief, entering into agreements with directors and officers of the Company to increase their compensation arrangements based upon an improper reading of the McGladrey report, and thereby raising compensation of these directors and officers in an amount believed to be in excess of $150,000.

45. All of the foregoing to Kings Road's damage in an amount believed to be in excess of $1,000,000 subject to proof.

46. DeFrank's conduct was willful, fraudulent, malicious and a breach of fiduciary duty. Kings Road is therefore entitled to an award of punitive damages subject to proof.

Second Cause of Action

[Constructive Fraud vs. DeFrank and Does 1 through 20]

47. The allegations of paragraph 1 through 46 are incorporated herein by reference.

48. On account of his position as an officer and director of Kings Road, there was a fiduciary relationship between DeFrank and the Company.

49. As alleged herein, DeFrank's acts, omissions and concealments involved breach of legal and equitable duties owed to the Company.

50. As alleged herein, as a result of the breach of his legal and equitable duties owed to the Company, DeFrank gained, and enabled Sloane to gain, from his conduct

51. As a corporation Kings Road was entitled to, and did, rely upon its

directors and officers, including DeFrank, to tell the truth and to be honest, forthcoming, fair and equitable in all dealings with the Company.

52. As set forth herein, DeFrank misled Kings Road to Kings Road's detriment, thereby causing damages as alleged.

53. DeFrank's actions and inactions were the direct and proximate cause of damage to Kings Road.

Third Cause of Action

[Usurping Corporate Opportunity vs. DeFrank and Does 1 through 20]

54. The allegations of paragraphs 1 through 53 are incorporated herein as if set forth in full.

55. By acting as herein alleged with respect to his dealings concerning *All of Me*, DeFrank usurped an opportunity that otherwise would have been available to Kings Road.

56. As a direct and proximate result of the wrongful taking of corporate opportunity, Kings Road has been damaged in an amount equal to the benefits that DeFrank has contracted to receive as a result of the Katja Deal and the Option, in an amount in excess of $700,000.

57. The conduct of the defendants was willful and malicious and was designed to defraud Kings Road. Kings Road is, therefore, entitled to an award of punitive damages subject to proof.

Fourth Cause of Action

[Conversion vs. DeFrank and Does 1 through 20]

58. The allegations of paragraphs 1 through 57 are incorporated herein as if set forth in full.

59. At all times, Kings Road had right title and interest in and to all of its corporate assets.

60. Notwithstanding the rights of Kings Road, DeFrank caused funds and money rightfully belonging to Kings Road to be transferred to his own account, and thereafter assumed control of said money, thereby committing the act of civil theft and converting the property of Kings Road.

61. At the time that he converted Kings Road's property as herein alleged, DeFrank was an officer and director of the Company and remained in both positions until December 2006. It was not until uninterested officers of Kings Road were able to fully examine the books and records of the Company that DeFrank's conversion of the Company's property was discovered.

62. On account of the foregoing acts of civil theft and conversion, DeFrank has damaged the Company in an amount in excess of $9,000.

63. The conduct of the defendants was willful and malicious and was designed to defraud Kings Road. Kings Road is, therefore, entitled to an award of punitive damages subject to proof.

Fifth Cause of Action

[Restitution/Unjust Enrichment vs. DeFrank and Does 1 through 20]

64. The allegations of paragraphs 1 through 63 are incorporated herein by reference.

65. As an officer and director of the Company, DeFrank owed a fiduciary duty to Kings Road and was required to place the interests of the Company above his own.

66. On information and belief, DeFrank violated his fiduciary duty to the Company and was unjustly enriched by placing his own pecuniary interest above those of the Company, to wit among other things: causing the Company to enter

into the Posnansky Deal and then entering into the Side Deal and receiving the benefits of the Pay Increase; accepting unauthorized compensation; and, accepting stock in exchange for "deferred compensation."

67. As a direct and proximate result of his actions, DeFrank was unjustly enriched. He received a benefit and unjustly retained it at the expense of the Company, causing the Company to pay him money and issue stock as alleged in paragraphs 32 through 38 above.

68. DeFrank has also been unjustly enriched through the unauthorized civil theft and conversion of $9,000 of the Company's funds as alleged in paragraph 6 through 62 above.

Sixth Cause of Action

[Interference With Business vs.

Sloane/DeFrank and Does 21 through 40]

69. The allegations of paragraphs 1 through 68 are incorporated herein by reference.

70. Kings Road had a probable future economic benefit and a reasonable expectation that it could exploit the Film Rights, including, specifically, the rights to *All of Me*.

71. At all times, DeFrank was fully aware that Kings Road intended to exploit the Film Rights, including *All of Me*.

72. Among other things, DeFrank was aware of a purported relationship between Kings Road and Posnansky (the Posnansky Deal) that provided Kings Road a probable benefit in the event that Posnansky found a "buyer" for some, or all, of the Film Rights. DeFrank was aware that Posnansky had purportedly isolated Katja as a "buyer" for the rights to *All of Me*, and DeFrank had caused Kings Road to enter into the Option.

73. Despite such knowledge, DeFrank caused Sloane to enter into the Katja Deal and become a "producer" of *All of Me,* thus damaging the Company's purported right to produce its own pictures under the Posnansky Deal and to earn money on account of such production activities.

74. Sloane's and DeFrank's actions were designed to, and did, disrupt the Company's entitlement to full payment for the rights to *All of Me*, and such actions had the targeted result. Such conduct was independently wrongful and was not privileged.

75. As a direct and proximate result of the wrongful interference with Kings Road's business expectancies, contractual rights and business advantages as herein alleged, Kings Road has been damaged through loss of benefits from the Posnansky Deal in an amount in excess of $300,000.

76. The conduct of DeFrank and Sloane was willful and malicious and was designed to defraud Kings Road. Kings Road is, therefore, entitled to an award of punitive damages subject to proof.

Seventh Cause of Action

[Breach of Contract

vs. Sloane/DeFrank and Does 21 through 40]

77. The allegations of paragraphs 1 through 76 are incorporated herein as is set forth in full.

78. Kings Road has performed obligations under the agreement regarding rental of office space. In December 2006, the Company demanded payment, yet no payment has been made. Payment.

79. As a direct and proximate cause of DeFrank's and Sloane's breach of contract, the Company has suffered and will continue to suffer reasonable damages in the amount of $26,900 in "unpaid" rent and interest on that sum in the amount of

approximately $4,200.

Eighth Cause of Action

[Unfair Business Practice --- False Representation of Association vs. Sloane/DeFrank and Does 21 through 40]

80. The allegations of paragraphs 1 through 79 are incorporated herein as if set forth in full.

81. There has never been an affiliation between Kings Road and Sloane.

82. Other than acting as an officer and director of Kings Road, DeFrank has never been "affiliated with" Kings Road.

83. DeFrank is no longer an officer of Kings Road.

84. Neither DeFrank nor Sloane has any affiliation with Kings Road.

85. Despite the lack of affiliation between Kings Road on one hand and DeFrank and Sloane on the other, commencing on an unspecified date and continuing until the filing of this Complaint, Sloane and DeFrank have caused to be displayed in the general media, and announced, to the American public, including residents of the state of California by use of internet mailers, postings, banners and high volume email, that Kings Road is somehow "affiliated with" DeFrank and Sloane.

86. DeFrank and Sloane have negligible reputation and exposure in the motion picture and entertainment business, while Kings Road is a well received and widely recognized entertainment concern.

87. Kings Road has never authorized DeFrank or Sloan to play off Kings Road's name or business position.

88. Despite the foregoing, DeFrank and Sloane are actively soliciting submission of screenplays and relationships with screenwriters and in the solicitations claim they are affiliated with Kings Road.

89. The statements of DeFrank and Sloane are false and misleading and confusing.

90. At all times, DeFrank and Sloane knew, or should have known, that Kings Road never authorized use of the Kings Road to promote the proprietary businesses of DeFrank and Sloane.

91. De Frank and Sloane's deliberate and willful misrepresentation fools members of the public and people who are thinking of submitting, or do submit, materials to Sloane or DeFrank that they are somehow dealing with Kings Road, when they are not. It also leads such persons to mistakenly believe that the business activity of DeFrank and Sloane are somehow endorsed by Kings Road, when they are not.

92. Past, present and future commercial usage by DeFrank and Sloane of "affiliated with Kings Road" constitutes false representation and violation of Plaintiff's trade identity rights and the general public's rights to be free from confusion and misrepresentations.

93. Kings Road has no plain, speedy or adequate remedy at law and will continue to suffer great and irreparable injury to its trade identity rights, for which it cannot be fully compensated in damages unless the court enjoins DeFrank and Sloane from further usage of false designations.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff demands a judgment against Defendants, and each of them as follows:

1. On the First, Second, Third, Fourth, Fifth and Sixth Causes of Action:

   A. Damages subject to proof;

   B. Punitive damages subject to proof;

C. Interest subject to proof.

2. On the Seventh Cause of Action:

A. Damages subject to proof;

B. Interest subject to proof;

3. On the Eighth Cause of action:

A. For damages as applicable;

B. For disgorgement as applicable;

C. For equitable orders enjoining and restraining DeFrank and Sloane from making any further statements regarding any affiliation or connection of any kind between Kings Road and any defendant herein;

D. For equitable orders mandating that DeFrank and Sloane inform members of the entertainment community, through appropriate public announcements, that there has not been, and is not, a business relationship of any kind between DeFrank and Sloan on one side and Kings Road on the other that entitles any defendant herein to claim such an affiliation.

E. For equitable orders requiring DeFrank and Sloane to contact any person or entity who has replied to any announcement by DeFrank or Sloane and read to such person or entity an appropriate disclaimer of any "affiliation" between Kings Road and any defendant herein;

F. For equitable orders requiring DeFrank and Sloane to return to the original source all materials submitted to either DeFrank or Sloane from the date that said defendants announced an "affiliation with Kings Road" until the date of the requested order;

G. For attorneys fees as authorized by statute.

4. As to all Causes of Action

A. For attorneys fees on causes of action as appropriate;

B. For interest on all damages subject to proof; and,

C. For such other and further relief as the court may deem just and proper.

Dated: June 1, 2007

ROPERS, MAJESKI, KOHN & BENTLEY

By: ______________________
RICHARD L. CHARNLEY
Attorneys for Plaintiff